                                                                    Exhibit 99.1
--------------------------------------------------------------------------------

MANGOSOFT CORPORATION
(A DEVELOPMENT STAGE
COMPANY)

Unaudited Financial Statements for the Six Months Ended
June 30, 1999 and 1998 and Cumulative for the
Period from June 15, 1995 (Inception) to
June 30, 1999

MANGOSOFT CORPORATION
(A Development Stage Company)

UNAUDITED BALANCE SHEETS
June 30, 1999 and December 31, 1998
--------------------------------------------------------------------------------

                                                                                        JUNE 30,      DECEMBER 31,
ASSETS                                                                                    1999            1998
                                                                                          ----             ----
CURRENT ASSETS:
  Cash and equivalents                                                               $    165,859    $    232,637
  Accounts receivable, net of an allowance of $9,702 in 1998                                   --           9,458
  Prepaid expenses and other current assets                                                21,991           3,591
  Inventory                                                                                    --             275
                                                                                     ------------    ------------

           Total current assets                                                           187,850         245,961
                                                                                     ------------    ------------

PROPERTY AND EQUIPMENT:
  Computer equipment                                                                    1,514,385       1,529,654
  Furniture and fixtures                                                                  309,302         309,302
  Leasehold improvements                                                                  198,052         198,052
                                                                                     ------------    ------------

           Total property and equipment                                                 2,021,739       2,037,008

  Less accumulated depreciation and amortization                                       (1,864,556)     (1,830,744)
                                                                                     ------------    ------------

           Property and equipment - net                                                   157,183         206,264
                                                                                     ------------    ------------

DEPOSITS AND OTHER ASSETS                                                                   5,943           5,943
                                                                                     ------------    ------------
TOTAL                                                                                $    350,976    $    458,168
                                                                                     ============    ============

                                                                                        JUNE 30,      DECEMBER 31,
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                                         1999            1998
                                                                                          ----            ----
CURRENT LIABILITIES:
  12% senior secured convertible notes - related parties                             $  3,752,500    $         --
  12% senior secured convertible notes - others                                         2,000,000              --
  Demand notes payable to related parties                                                      --       2,000,000
  Other short-term debt                                                                        --         750,000
  Accounts payable - including amounts past due                                         1,783,483       1,768,456
  Accrued expenses to related parties                                                     667,398         647,795
  Accrued payroll                                                                         302,968         142,834
  Other accrued expenses                                                                  868,076         424,172
  Deferred revenue                                                                             --          19,160
                                                                                     ------------    ------------

           Total current liabilities                                                    9,374,425       5,752,417
                                                                                     ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 8)

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
  Redeemable convertible preferred stock, Series C,
    at redemption value  - 1,500,000 shares authorized,
    issued and outstanding; liquidation preference, $9,000,000                         11,042,771      10,536,748
  Redeemable convertible preferred stock, Series D, at redemption value -
    1,000,000 shares authorized; 799,751 shares issued and outstanding:
    liquidation preference, $6,398,008                                                  7,522,685       7,193,384
  Redeemable convertible preferred stock, Series E,
    at redemption value - 1,450,000 shares authorized, issued and
    outstanding; liquidation preference, $13,050,000                                   14,811,930      14,233,546
                                                                                     ------------    ------------

           Total redeemable convertible preferred stock                                33,377,386      31,963,678
                                                                                     ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Convertible preferred stock, Series A, $.01 par value per share - 2,250,000
    shares authorized, issued and outstanding; liquidation preference, $1,500,000          22,500          22,500
  Convertible preferred stock, Series B, $.01 par value per share - 750,002 shares
    authorized, issued and  outstanding; liquidation preference, $2,001,075                 7,500           7,500
  Common stock, $.001 par value per share - 25,000,000 shares
    authorized; 761,250 shares issued and outstanding                                         761             761
  Additional paid-in capital                                                                   --              --
  Deficit accumulated during the development stage                                    (42,431,596)    (37,288,688)
                                                                                     ------------    ------------

           Total stockholders' equity (deficiency)                                    (42,400,835)    (37,257,927)
                                                                                     ------------    ------------

TOTAL                                                                                $    350,976    $    458,168
                                                                                     ============    ============

See notes to unanudited financial statements.

MANGOSOFT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND CUMULATIVE FOR THE PERIOD
FROM JUNE 15, 1995 (INCEPTION) TO JUNE 30, 1999
--------------------------------------------------------------------------------

                                                                                 CUMULATIVE
                                                 SIX MONTHS ENDED JUNE 30,         SINCE
                                                   1999            1998          INCEPTION
REVENUES                                       $      7,991    $    244,268    $    253,397
COST OF REVENUES                                        363          87,043          91,892
                                               ------------    ------------    ------------
GROSS MARGIN                                          7,628         157,225         161,505

COSTS AND EXPENSES:
  Research and development                        2,097,751       3,623,451      20,662,319
  Selling and marketing                              59,625       2,343,837       9,146,295
  General and administrative                      1,319,479       1,815,092       9,693,133
  Consulting fees to related party                   19,603              --         667,398
                                               ------------    ------------    ------------

LOSS FROM OPERATIONS                             (3,488,830)     (7,625,155)    (40,007,640)
                                               ------------    ------------    ------------

OTHER INCOME (EXPENSE):
  Interest income                                     3,271         147,167         568,347
  Interest expense to related parties              (166,109)         (3,590)       (185,835)
  Other interest expense                            (76,833)         (4,348)       (126,340)
  Other income (expense), net                          (715)             --         (67,915)
                                               ------------    ------------    ------------
           Total other income (expense), net       (240,386)        139,229         188,257
                                               ------------    ------------    ------------

NET LOSS                                         (3,729,216)     (7,485,926)    (39,819,383)

ACCRETION OF REDEEMABLE CONVERTIBLE
  PREFERRED STOCK                                (1,413,692)     (1,317,641)     (6,132,793)
                                               ------------    ------------    ------------
NET LOSS APPLICABLE TO COMMON
  STOCKHOLDERS                                 $ (5,142,908)   $ (8,803,567)   $(45,952,176)
                                               ============    ============    ============

NET LOSS PER SHARE (BASIC AND DILUTED)         $      (6.76)   $     (11.66)   $     (60.99)
                                               ============    ============    ============

SHARES USED IN CALCULATING NET LOSS
  PER SHARE                                         761,250         755,221         753,425
                                               ============    ============    ============

See notes to unaudited financial statements.

MANGOSOFT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
SIX MONTHS ENDED JUNE 30, 1999 AND CUMULATIVE FOR THE PERIOD FROM JUNE 15, 1995 (INCEPTION) TO JUNE 30, 1999
--------------------------------------------------------------------------------

                                                                                   CONVERTIBLE                    CONVERTIBLE
                                                                                 PREFERRED STOCK               PREFERRED STOCK
                                                                          ---------------------------   ---------------------------
                                                                                    SERIES A                      SERIES B
                                                                             SHARES         AMOUNT         SHARES         AMOUNT
                                                                          ------------   ------------   ------------   ------------
BALANCE, JUNE 30, 1995 (INCEPTION)                                                  --   $         --             --   $         --

  Issuance of common stock at $0.001 per share                                      --             --             --             --
  Issuance of convertible preferred stock, Series A,
    at $0.67 per share, net of issuance costs of $26,998                     2,250,000         22,500             --             --
  Issuance of convertible preferred stock, Series B,
    at $2.67 per share, net of issuance costs of $14,041                            --             --        750,002          7,500
  Net loss                                                                          --             --             --             --
                                                                          ------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 1995                                                   2,250,000         22,500        750,002          7,500

  Accretion of redeemable convertible
    preferred stock                                                                 --             --             --             --
  Net loss                                                                          --             --             --             --
                                                                          ------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 1996                                                   2,250,000         22,500        750,002          7,500

  Accretion of redeemable convertible
    preferred stock                                                                 --             --             --             --
  Net loss                                                                          --             --             --             --
                                                                          ------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 1997                                                   2,250,000         22,500        750,002          7,500

  Conversion of accounts payable                                                    --             --             --             --
  Accretion of redeemable convertible
    preferred stock                                                                 --             --             --             --
  Net loss                                                                          --             --             --             --
                                                                          ------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 1998                                                   2,250,000         22,500        750,002          7,500

  Accretion of redeemable convertible
    preferred stock                                                                 --             --             --             --
  Net loss                                                                          --             --             --             --
                                                                          ------------   ------------   ------------   ------------

BALANCE, JUNE 30, 1999                                                       2,250,000   $     22,500        750,002   $      7,500
                                                                          ============   ============   ============   ============

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                          ADDITIONAL     DURING THE
                                                                   COMMON STOCK            PAID-IN      DEVELOPMENT
                                                              SHARES         AMOUNT        CAPITAL        STAGE           TOTAL
                                                           ------------   ------------  ------------   ------------    ------------
BALANCE, JUNE 30, 1995 (INCEPTION)                                   --   $         --  $         --   $         --    $         --

  Issuance of common stock at $0.001 per share                  750,000            750            --             --             750
  Issuance of convertible preferred stock, Series A,
    at $0.67 per share, net of issuance costs of $26,998             --             --     1,451,057             --       1,473,557
  Issuance of convertible preferred stock, Series B,
    at $2.67 per share, net of issuance costs of $14,041             --             --     1,979,534             --       1,987,034
  Net loss                                                           --             --            --     (1,119,683)     (1,119,683)
                                                           ------------   ------------  ------------   ------------    ------------

BALANCE, DECEMBER 31, 1995                                      750,000            750     3,430,591     (1,119,683)      2,341,658

  Accretion of redeemable convertible
    preferred stock                                                  --             --      (486,523)            --        (486,523)
  Net loss                                                           --             --            --     (6,115,576)     (6,115,576)
                                                           ------------   ------------  ------------   ------------    ------------

BALANCE, DECEMBER 31, 1996                                      750,000            750     2,944,068     (7,235,259)     (4,260,441)

  Accretion of redeemable convertible
    preferred stock                                                  --             --    (1,598,096)            --      (1,598,096)
  Net loss                                                           --             --            --    (15,780,995)    (15,780,995)
                                                           ------------   ------------  ------------   ------------    ------------

BALANCE, DECEMBER 31, 1997                                      750,000            750     1,345,972    (23,016,254)    (21,639,532)

  Conversion of accounts payable                                 11,250             11        89,989             --          90,000
  Accretion of redeemable convertible
    preferred stock                                                  --             --    (1,435,961)     1,283,815      (2,634,482)
  Net loss                                                           --             --            --    (13,073,913)    (13,073,913)
                                                           ------------   ------------  ------------   ------------    ------------

BALANCE, DECEMBER 31, 1998                                      761,250            761            --    (37,288,688)    (37,257,927)

  Accretion of redeemable convertible
    preferred stock                                                  --             --            --     (1,413,692)     (1,413,692)
  Net loss                                                           --             --            --     (3,729,216)     (3,729,216)
                                                           ------------   ------------  ------------   ------------    ------------

BALANCE, JUNE 30, 1999                                          761,250   $        761  $         --   $(42,431,596)   $(42,400,835)
                                                           ============   ============  ============   ============    ============

See notes to unaudited financial statements.

MANGOSOFT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND CUMULATIVE FOR THE PERIOD
JUNE 15, 1995 (INCEPTION) TO JUNE 30, 1999
--------------------------------------------------------------------------------

                                                                                   SIX MONTHS ENDED JUNE 30,      CUMULATIVE
                                                                                   --------------------------       SINCE
                                                                                     1999            1998         INCEPTION
                                                                                     ----            ----         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $ (3,729,216)   $ (7,485,926)   $(39,819,383)
                                                                                ------------    ------------    ------------

  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                   49,566         397,367       1,985,380
      Loss on disposal of equipment                                                       --              --          71,942
      Changes in assets and liabilities:
        Accounts receivable                                                            9,458        (148,350)             --
        Inventory                                                                        275          62,707              --
        Prepaid expenses and other current assets                                    (10,700)         39,756         (14,291)
        Deposits and other assets                                                         --         174,100          (5,943)
        Accounts payable                                                              15,044          28,469       1,783,500
        Accrued expenses to related parties                                           19,603              --         667,398
        Accrued payroll                                                              160,133         265,077         302,967
        Other accrued expenses                                                       443,904        (105,782)        868,076
        Deferred revenue                                                             (19,160)       (127,951)             --
                                                                                ------------    ------------    ------------

           Total adjustments                                                         668,123         585,393       5,659,029
                                                                                ------------    ------------    ------------

           Net cash used in operating activities                                  (3,061,093)     (6,900,533)    (34,160,354)
                                                                                ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment                                            --              --          12,749
  Expenditures for property and equipment                                             (8,185)       (198,405)     (2,234,954)
                                                                                ------------    ------------    ------------

           Net cash used in investing activities                                      (8,185)       (198,405)     (2,222,205)
                                                                                ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes to related parties                               1,752,500         175,000       3,752,500
  Proceeds from other debt financings                                              2,000,000         575,000       2,750,000
  Repayments of other debt financings                                               (750,000)             --        (750,000)
  Net proceeds from issuances of common and preferred stock                               --         203,835      30,795,918
                                                                                ------------    ------------    ------------

           Net cash from financing activities                                      3,002,500         953,835      36,548,418
                                                                                ------------    ------------    ------------

NET (DECREASE) INCREASE  IN CASH AND EQUIVALENTS                                     (66,778)     (6,145,103)        165,859

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                                            232,637       9,366,392              --
                                                                                ------------    ------------    ------------

CASH AND EQUIVALENTS, END OF PERIOD                                             $    165,859    $  3,221,289    $    165,859
                                                                                ============    ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                                                        $     11,102    $         --    $     80,335

NONCASH FINANCING ACTIVITY:
  Conversion of demand notes payable to related parties into 12% Senior
      Secured Convertible Notes                                                    2,000,000              --       2,000,000
  Accretion of redeemable convertible preferred stock                              1,413,692       1,521,476       6,132,793
  Conversion of accounts payable to common stock                                          --          90,000          90,000

See notes to unaudited financial statements.

MANGOSOFT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 1999 AND 1998 AND CUMULATIVE FOR
THE PERIOD FROM JUNE 15, 1995 (INCEPTION) TO JUNE 30, 1999
--------------------------------------------------------------------------------

1.  NATURE OF BUSINESS

    MangoSoft Corporation (a development stage company) (the "Company") develops advanced software technology to simplify, expand and integrate networking and pooled use of computer resources. It is engaged in a single operating segment of the computer software industry.

    The Company is considered to be a development stage company because it has not generated significant revenues from products that have been developed to date. The Company is subject to a number of risks similar to those of other companies in an early stage of development. Principal among these risks are dependencies on key individuals, competition from other substitute products and larger companies, the successful development and marketing of its products and the need to obtain adequate additional financing necessary to fund future operations.

    The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the six months ended June 30, 1999 and 1998 and cumulative for the period from June 15, 1995 (inception) to June 30, 1999, the Company incurred net losses of $3,729,216, $7,485,926 and $39,819,383, respectively, and at June 30, 1999 and December 31, 1998 a substantial portion of it's accounts payable was past due. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

    During 1999, management expects to reduce operating expenses, reevaluate operations, and seek additional equity and debt financing. Management expects to further develop markets for the Company's products by establishing license and contractual agreements with original equipment manufacturers.

    As a result of these steps, management believes that the Company will have sufficient capital to fund operations for the foreseeable future.

    The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements, to obtain additional financing and, ultimately, to attain profitability.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION - The Company, without audit, has prepared the accompanying financial statements. In the opinion of management, these unaudited interim financial statements furnished herein reflect all adjustments, which in the opinion of management are of a normal recurring nature, necessary to fairly state MangoSoft Corporation's financial position, cash flows and the results of operations for the periods presented and have been prepared on a basis substantially consistent with the audited financial statements at December 31,1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles for annual periods have been condensed or omitted. Accordingly, these unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1998.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and short-term debt, are carried at cost which approximates their fair value because of the short-term maturities of these financial instruments.

    CASH AND EQUIVALENTS - Cash and equivalents include cash on hand, cash deposited with banks, and highly liquid debt securities with remaining maturities of 90 days or less when purchased.

    INVENTORY - Inventory is stated at lower of cost or market using the first-in, first-out method. Inventory consists of costs associated with printing and packaging of software.

    PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives (one to five years) of the related assets. The Company periodically evaluates the recoverability of its long-lived assets based on the expected undiscounted cash flows and recognizes impairments, if any, based on discounted cash flows.

    REVENUE RECOGNITION - Revenue is recognized when earned. The Company sells its products primarily through distributors, wherein the revenue is recognized upon resale of the products by the distributor. Revenue from products licensed to original equipment manufacturers ("OEMs") is recognized when OEMs ship the licensed products. Provisions are recorded for estimated product returns and allowances.

    SOFTWARE DEVELOPMENT COSTS - Costs incurred prior to technological feasibility of the Company's software products are expensed as research and development costs. Certain costs incurred after technological feasibility has been established are capitalized. In 1999 and 1998, no such costs were capitalized.

    STOCK-BASED COMPENSATION - The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

    Equity instruments issued to non-employees are accounted for in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

    INCOME TAXES - The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of existing assets and liabilities, using enacted tax rates presently in effect. Valuation allowances are established when necessary to reduce the deferred tax assets to those amounts expected to be realized.

    NET LOSS PER COMMON SHARE - The Company computes basic and diluted earnings
    (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per common share are computed by dividing net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period.

    Basic and diluted loss per common share are the same for all periods presented as potentially dilutive stock options and warrants of 1,994,737 and 180,000, respectively, have not been included in the 1999 and 1998 calculations as their effect is antidilutive. In addition, the potential dilution due to conversion of the 12% Senior Secured Convertible Notes has also been excluded from the 1999 calculation as the effect is antidilutive.

    COMPREHENSIVE INCOME - Comprehensive income (loss) was equal to net income
    (loss) for each year.

    FUTURE ADOPTION OF ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The provisions of SFAS No. 133 are effective for periods beginning after June 15, 2000. The Company is currently evaluating the effect, if any, SFAS No. 133 will have on the Company's financial position and its results of operations. The Company will adopt this accounting standard on January 1, 2001, as required.

    RECLASSIFICATIONS - Certain reclassifications have been made to the 1998 financial statements and cumulative since inception amounts to conform to the 1999 presentation.

3.  SHORT-TERM DEBT

    12% SENIOR SECURED CONVERTIBLE NOTES - On February 11, 1999, the Company issued 12% Senior Secured Convertible Notes (the "12% convertible notes") in the amount of $2,000,000. Proceeds from the issuance of the 12% convertible notes were used to pay in full and terminate the agreement related to the $1,250,000 financing agreement entered into with a bank. In addition, the $2,000,000 demand notes payable outstanding to two stockholders at December 31, 1999 were converted and incorporated into the issuance of these 12% convertible notes. An additional $1,752,500 of the 12% convertible notes were issued to these same two stockholders as of June 30, 1999. The 12% convertible notes bear interest on the outstanding principal amount, until they are either converted or paid in full, at 12% per annum. Principal and interest are due 182 days from the issuance dates but the Company has the option to extend the maturity date up to an additional 365 days upon payment of an extension fee. The 12% convertible notes are secured by substantially all of the assets of the Company, including equipment, inventory and intangible property. The 12% convertible notes are convertible into common stock at the option of the holder at a conversion price of $3.50 per common stock share, or at 75% of the lowest cash price paid in any equity offering during the period the Notes are outstanding. In addition, the conversion price will continue to decrease by 5% per month for each month following the initial six-month period the Notes remain unpaid, provided that the final conversion value will never be less than 50% of the lowest price paid by investors in any equity financing.

    DEMAND NOTES PAYABLE TO RELATED PARTIES - In October 1998, the Company entered into financing agreements with two stockholders to provide $2,000,000 of financing through the issuance of demand notes. Borrowings bear interest at 8%. Amounts outstanding at December 31, 1998 total $2,000,000. In connection with the issuance of the 12% convertible notes on February 11, 1999, the demand notes were converted into the 12% convertible notes.

    OTHER SHORT-TERM DEBT - On May 28, 1998, the Company entered into a $1,250,000 financing agreement with a bank. The financing consists of a $750,000 equipment term loan and a $500,000 revolving loan. Advances against the revolving loan were based on a percentage of eligible accounts receivable. Interest was charged at the bank's prime rate plus 1/2% (8.25% at December 31, 1998). Borrowings were collateralized by substantially all of the Company's assets. The financing agreement contained financial and nonfinancial covenants including a prohibition on further indebtedness. The Company was not in compliance with its financial covenants at December 31, 1998 or subsequent thereto. Using proceeds from the Company's issuance of the 12% convertible notes on February 11, 1999, the amounts outstanding under this agreement were paid in full and the agreement was terminated.

4.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

    At June 30, 1999 and December 31, 1998, the Company had 1,500,000 authorized, issued and outstanding shares of Series C Redeemable Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock") with a liquidation preference of $9 million; 1,000,000 authorized, 799,751 issued and outstanding shares of Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred Stock") with a liquidation preference of $6.4 million; and 1,450,000 authorized, issued and outstanding shares of Series E Convertible Preferred Stock, $.01 par value (the "Series E Preferred Stock") with a liquidation preference of $13.1 million (collectively, the "Redeemable Preferred Stock").

    The Redeemable Preferred Stock has no stated dividend rate. The holders are entitled to receive dividends if dividends are declared on either the Company's common stock or the Series A and B Convertible Preferred Stock (Note 5). The Company has not declared dividends since its inception. Information with respect to the issuance of the Redeemable Preferred Stock is as follows:

                                                                              Issuance Date     Net Proceeds
                                                                              -------------     ------------
    Series C Redeemable Preferred Stock, 1,500,000 shares at $6.00 per          June 1996       $ 8,216,645
    share, net of offering costs of $783,355

    Series D Redeemable Preferreed Stock, 799,751 shares at $8.00 per          April 1997         6,046,988
    share, net of offering costs of $351,020

    Series E Redeemable Preferred Stock, 1,450,000 shares at $9.00 per        December 1997      12,777,107
    share, net of offering costs of $272,893                                                    -----------
                                                                                                $27,040,740
                                                                                                ===========

    CONVERSION AND VOTING RIGHTS - Holders of the Redeemable Preferred Stock have the right and option to convert the preferred shares, at any time, into shares of common stock. Each share of Redeemable Preferred Stock will initially convert into one share of common stock. The conversion rate will be adjusted for stock splits, combinations, stock dividends and distributions. The Redeemable Preferred Stock has voting rights equal to the number of shares of common stock into which it is convertible. Under certain events, including a public offering of the common stock or approval by a certain percentage of each class of the holders, the Redeemable Preferred Stock would automatically convert into common stock at the applicable rate.

    REDEMPTION - On June 15, 2001, the Company may be required, at the option of the holders of a majority of the then outstanding Series C, Series D and Series E Preferred Stock, to redeem 33 1/3% of the outstanding shares of the Series C, Series D and Series E Preferred Stock, and 50% and 100% of all outstanding shares on the first and second anniversaries from June 15, 2001, respectively. The shares of the Series C, Series D and Series E Preferred Stock shall be redeemed at $6.00, $8.00 and $9.00 per share, respectively, plus dividends at a per annum rate, which would provide the holder with an 8% compounded return on the initial purchase price of $6.00, $8.00 and $9.00 per share, respectively, computed from May 22, 1996, January 31, 1997, and October 31, 1997, respectively, to each Series' respective redemption date.

    Assuming no dividends are paid on the Series C, Series D and Series E Preferred Stock, the future aggregate redemption requirements are as follows:

                            SERIES C      SERIES D      SERIES E

          June 15, 2001   $ 4,345,306   $ 2,970,202   $ 5,746,573
          June 15, 2002     4,812,878     3,233,732     6,229,077
          June 15, 2003     5,240,982     3,515,525     6,740,888
                          -----------   -----------   -----------
                          $14,399,166   $ 9,719,459   $18,716,538
                          ===========   ===========   ===========

    The redemption right will terminate in the event of a public offering of shares of common stock in which the Company receives not less than $15,000,000 in proceeds at an offering price to the public of not less than $8.80 per share. At any time following a public offering of shares of the common stock in which the Series C, Series D and Series E Preferred Stock does not automatically convert, the Company may, at its option, redeem any portion of the then outstanding Series C, Series D and Series E Preferred Stock at $10.25 per share.

    LIQUIDATION - In the event of liquidation of the Company, the holders of the Redeemable Preferred Stock are entitled to receive in preference to the holders of common stock, an amount equal to the greater of (a) $6.00 per share in the case of Series C Preferred Stock, $8.00 per share in the case of Series D Preferred Stock and $9.00 per share in the case of Series E Preferred Stock, plus any declared and unpaid dividends; or (b) the amount the holders would have received had they converted the Redeemable Preferred Stock to common stock immediately prior to such liquidation.

    DIVIDENDS - The holders of the Series C Preferred Stock will receive dividends when and if declared by the Board of Directors.

5.  STOCKHOLDERS' EQUITY (DEFICIENCY)

    CONVERTIBLE PREFERRED STOCK - At June 30, 1999 and December 31, 1998, the Company has 2,250,000 authorized, issued and outstanding shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") with a liquidation preference of $1,500,000; and 750,002 authorized, issued and outstanding shares of Series B Convertible Preferred Stock, with a liquidation preference of $2,001,075, $.01 par value (the "Series B Preferred Stock") (collectively, the "Convertible Preferred Stock").

    Holders of the Convertible Preferred Stock have the right and option to convert the preferred shares, at any time, into shares of common stock. Each share of Convertible Preferred Stock will initially convert into one share of common stock. The conversion rate will be adjusted for stock splits, combinations, stock dividends and distributions. The Convertible Preferred Stock has voting rights equal to the number of shares of common stock into which it is convertible and a preference over the holders of the common stock in the event of liquidation. In the event of a public offering of the common stock or upon written notice of at least 51% of all the then-outstanding shares, the Series A Preferred Stock and Series B Preferred Stock would automatically convert into common stock at the applicable conversion rate.

    In the event of liquidation of the Company, the holders of the Convertible Preferred Stock are entitled to receive in preference to the holders of common stock, an amount equal to the greater of (a) $0.6667 per share in the case of each share of Series A Preferred Stock, and $2.67 per share in the case of Series B Preferred Stock, plus any declared and unpaid dividends; or
    (b) the amount the holders would have received had they converted the Convertible Preferred Stock to common stock immediately prior to such liquidation.

    The Convertible Preferred Stock has no stated dividend rate. The holders are entitled to receive dividends should dividends be declared on the Company's common stock. The Company has not declared dividends since its inception.

    COMMON STOCK - At June 30, 1999 and December 31, 1998, the Company had authorized 25,000,000 shares of $.001 par value common stock (the "common stock"), of which, 761,250 shares are issued and outstanding; 2,250,000 shares are reserved for issuance upon conversion of the Series A Preferred Stock; 750,002 shares are reserved for issuance upon conversion of the Series B Preferred Stock; 1,500,000 shares are reserved for issuance upon conversion of the Series C Preferred Stock; 799,751 shares are reserved for issuance upon conversion of the Series D Preferred Stock; 1,450,000 shares are reserved for issuance upon conversion of the Series E Preferred Stock; 1,643,571 shares are reserved for issuance upon conversion of the 12% convertible notes; 180,000 shares are reserved for issuance upon exercise of outstanding common stock warrants; and 2,000,000 shares are reserved for issuance pursuant to the Company's 1995 Stock Plan.

    WARRANTS - In connection with the offering of the Series C Preferred Stock, the Company issued warrants to purchase 180,000 shares of common stock at $8.00 per share, with 120,780 of such warrants expiring on May 22, 2001 and 59,220 expiring on June 28, 2001. In connection with the offering of the Series D Preferred Stock, the Company issued warrants to purchase 51,800 shares of common stock at $10.00 per share, with 45,300 of such warrants expiring on April 9, 2002 and 6,500 expiring on April 29, 2002.

    STOCK OPTIONS - The Company's 1995 Stock Plan, as amended, provides for the issuance of nonqualified and incentive stock options to employees, officers, directors and consultants to purchase up to 2,000,000 shares of common stock at exercise prices not less than the fair market value at the date of grant as determined by the Company's Board of Directors. Options generally become exercisable over a four-year period as specified at the date of the grant and expire ten years from the date of the grant.

6.  INCOME TAXES

    The Company believes that uncertainty exists with respect to future realization of the deferred tax assets and has established a valuation allowance for the full amount as of June 30, 1999 and December 31, 1998.

    The Company did not pay any income taxes in 1998 and 1997.

7.  RETIREMENT SAVINGS PLAN

    The Company has a 401(k) retirement savings plan covering substantially all of its employees. Under the provisions of the plan, employees may contribute up to 15% of their compensation within certain limitations. The Company may, at the discretion of the Board of Directors, make contributions on behalf of its employees under this plan. Such contributions, if any, become fully vested after five years of continuous service. The Company did not make any contributions in 1999 and 1998.

8.  COMMITMENTS AND CONTINGENCIES

    The Company has a noncancelable operating lease for office space which expires in 2001. The Company also leases various office equipment under operating leases. Total rent expense was approximately $276,135 and $354,844 for the six months ended June 30, 1999 and 1998, respectively.

    On September 7, 1999, the Company entered into an agreement with one of its directors whereby the director receives stock otion grants exercisable at the current market price of the Company's common stock on the date of grant equal to 1% of the voting securities of the Company on a fully-diluted basis.

    At December 31, 1998, there was pending litigation against the Company that was brought by a former chief executive officer of the Company. The Company filed countersuit, and in June 1999, the case was subsequently settled. In the settlement agreement, the Company agreed to repurchase for $100,000, 200,000 shares of common stock held by the former chief executive officer and to permit the former chief executive officer to retain certain common stock options. In the ordinary course of its business, the Company is party to various legal actions that management believes are routine in nature and incidental to the operations of its business. While the outcome of such actions cannot be predicted with certainty, management believes that, based on the experience of the Company in dealing with these matters, the ultimate resolution of these matters will not have a material adverse impact on the financial condition or results of operations of the Company.

9.  TRANSACTIONS WITH STOCKHOLDERS

    NOTES PAYABLE - As discussed in Note 3, the Company received $1,752,500 of financing from the issuance of 12% convertible notes to two stockholders in 1999. In 1998, the Company received $2,000,000 of financing from the same two stockholders in the form of demand notes with interest at an annual rate of 8%. The $2,000,000 demand notes were converted into 12% convertible notes on February 11, 1999.

    ADMINISTRATIVE SERVICES - During 1999 and 1998, a stockholder provided administrative assistance to the Company. Amounts expensed and accrued for such services during the six months ended June 30, 1999 and 1998 were $19,603 and $0, respectively which are included in accrued liabilities in the accompanying balance sheets.

10. SUBSEQUENT EVENTS

    MERGER - On September 7, 1999, the Company entered into a merger agreement with MangoSoft, Inc. (formerly First American Clock Co.) ("Clock"). Under the terms of the merger agreement, the Company merged with and into Clock, and the holders of the Company's capital stock received 6,008,998 shares of common stock (par value $.001 per share) of Clock. The Company's capital stock includes all common shares as well as shares of Series A, B, C, D and E preferred stock. All of the Company's existing common stock options and common stock warrants were canceled, and the 1999 Incentive Compensation Plan was adopted. As part of the merger, the Company completed a private placement ("Private Placement") of 3,000,000 shares of its common stock for net proceeds of $3,098,827.

    In connection with the merger, the $6,000,000 of 12% convertible notes outstanding at September 7, 1999 was exchanged for 9,000,000 common shares of Clock. The 12% convertible notes contained a beneficial conversion feature which allowed their conversion into common stock at less than the fair market value of the common stock. As part of the merger, the Company completed the Private Placement of 3,000,000 shares of its common stock at $1.25 per share for net proceeds of $3,098,827. This per share value was the lowest cash price paid in any equity offering during the period the Notes were outstanding. At the time of the merger, the terms of the Notes allowed for their conversion at 65% of the $1.25 per share equity offering price, or $.81 per share. To facilitate the completion of the merger, a Note Conversion Agreement was entered into between the Company and the holders of the Notes, which allowed for their conversion at $.71 per share (including accrued interest), or $.54 per share below the fair market value of the Company's common stock. In accordance with EITF Issue No. 98-5,"Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the difference of $4,860,000 will be recognized as a beneficial conversion feature through a charge to interest expense and a credit to additional paid-in capital in the Company's September 1999 financial statements.

    At the time of the merger, the common shares issued to the Company's former stockholders represented a majority of the combined companies' common stock, enabling the Company's former stockholders to retain voting and operating control of the Company. Because Clock was a non-operating entity and the closing of the Private Placement was contingent upon the closing of the merger, the merger was accounted for as a capital transaction and was treated as a reverse acquisition as the stockholders of MangoSoft received the larger portion of the voting interests in the combined enterprise.

    PRO FORMA DISCLOSURE - The following table represents the unaudited pro forma combined results of operations for the six months ended June 30, 1999, assuming the merger had occurred on January 1, 1998, the beginning of the earliest period presented in the accompanying financial statements. These pro forma combined results have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the merger occurred at that date or of results which may occur in the future.

                                                            Six Months Ended
                                                             June 30, 1999
                                                              (Unaudited)
                                                              -----------
Revenue                                                      $     7,991
Loss from operations                                          (3,489,368)
Net loss                                                      (3,497,914)
Net loss applicable to common shares                          (3,497,914)
Net loss per common share (basic and diluted)                $     (0.19)
Shares used in calculating net loss per common share          18,883,998